EXHIBIT 23(f)


      [Merrill Lynch, Pierce, Fenner & Smith Incorporated Letterhead]


                                CONSENT OF
            MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


               We hereby consent to (i) the inclusion of our opinion letter dated May 10, 1998 to the Board of Directors of Jefferson Smurfit Corporation ("JSC") as Annex E to the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of JSC relating to the proposed merger of JSC Acquisition Corporation, a wholly-owned subsidiary of JSC, with and into Stone Container Corporation and (ii) all references made to our firm and such opinion in the Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


      /s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated
      ------------------------------------------------------
      Merrill Lynch, Pierce, Fenner & Smith Incorporated



New York, New York
October 8, 1998